UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2019

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of President
PVH Corp. (the "Company") entered into an employment agreement on May 20, 2019 pursuant to which Stefan Larsson has been appointed to the newly created position of President, effective June 3, 2019 (the "Larsson Agreement").
Mr. Larsson, age 44, was President and Chief Executive Officer and a director of Ralph Lauren Corporation from November 2015 to May 2017. Prior to joining Ralph Lauren, he was the Global President of Old Navy, Inc., a division of The Gap, Inc., from October 2012 to October 2015. Mr. Larsson held various leadership positions at H&M Hennes & Mauritz AB ("H&M"), serving as Head of Global Sales from 2010 to 2012; Head of Global Expansion from 2009 to 2010; Head of Operations, Global Expansion from 2007 to 2009; and Regional Manager, U.S. West Coast from 2005 to 2007. Mr. Larsson had several global roles earlier in his career at H&M with responsibility for products, including merchandising, planning and production.

There are no arrangements or understandings between Mr. Larsson and any other person pursuant to which he was selected to be an officer of the Company, other than the Larsson Agreement. Mr. Larsson does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Larsson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
The disclosure in Item 5.02(e) regarding the Larsson Agreement is incorporated by reference into this Item 5.02(c).
(e) Entry into material compensatory agreements
Stefan Larsson
The following is a description of the terms and conditions of the Larsson Agreement.
The Larsson Agreement provides that Mr. Larsson will serve as the President of the Company, with such duties and responsibilities as will from time to time be assigned to him and as are consistent and commensurate with his title and position.
Mr. Larsson's initial base salary will be $1,200,000 per annum. The base salary will be subject to annual review and upward adjustment in the discretion of the Company's Board of Directors (the "Board"). Mr. Larsson also will be eligible to participate in the Company's bonus and stock plans and other incentive compensation programs for similarly situated executives of the Company.
Mr. Larsson will receive an award for the Company's 2019 fiscal year under the Company's Performance Incentive Bonus Plan with a threshold bonus opportunity equal to 75% of his base salary, a target bonus opportunity equal to 150% of his base salary and a maximum bonus opportunity equal to 300% of his base salary, prorated for the number of days during the fiscal year that Mr. Larsson was employed by the Company. The bonus amount for fiscal year 2019 will be no less than Mr. Larsson's prorated target bonus opportunity. The Company will pay Mr. Larsson the prorated target bonus amount by no later than December 31, 2019. The Company will pay to Mr. Larsson, by no later than December 31, 2020, a bonus in an amount equal to 80% of the Company's good faith estimate of the bonus amount that he will earn for the Company's 2020 fiscal year. If the actual bonus amount earned by Mr. Larsson for fiscal year 2020 is less than the estimated amount, then he is obligated to repay promptly the difference. If the actual bonus earned is greater than the estimated amount, the difference will be paid to him at the same time as other payouts are made to the other participants in the Plan.
Mr. Larsson will be granted an award of performance stock units ("PSUs") under the Company's 2006 Stock Incentive Plan (the "Stock Incentive Plan"), with a value at threshold level performance of approximately $750,000, a value at target level performance of approximately $1,500,000 and a value at maximum level performance of approximately $3,000,000, which will vest based on the Company's performance against the following two financial metrics over a three-year performance period commencing on June 3, 2019: (i) absolute stock price performance (weighted 50%) and (ii) relative total stockholder return against the S&P 500 as constituted on the grant date (weighted 50%). The specific performance targets will be the same as those established for fiscal 2019 for the Company's other executive officers and the potential payouts and reference stock price for purposes of determining whether and what performance targets have been achieved will be based upon the closing price of the Company's common stock on the grant date. Mr. Larsson also will be granted (x) an award of non-qualified stock options with a value on the grant date of approximately $1,500,000 and (y) an award of restricted stock units ("RSUs") with a value on the grant date of approximately $1,500,000, with each such award vesting at a rate of 25% on each of the first four anniversaries of the grant date. All the foregoing grants will be made in accordance with the Company's policies and procedures applicable to the type of award.
Mr. Larsson will be eligible to participate in all employee benefit and insurance plans sponsored or maintained by the Company for similarly situated executives of the Company. In addition, Mr. Larsson will be entitled to reimbursement of reasonable expenses incurred or paid by Mr. Larsson in the performance of his duties. Mr. Larsson also is entitled to reimbursement of his professional fees incurred to negotiate and prepare the Larsson Agreement and related agreements, in an amount not to exceed $10,000.
The Larsson Agreement sets forth Mr. Larsson's rights to severance upon termination of employment. Mr. Larsson will be entitled to severance only if his employment is terminated by the Company without "cause" or if he terminates his employment for "good reason." "Cause" is generally defined as: (i) gross negligence or willful misconduct (A) in Mr. Larsson's performance of the material responsibilities of his position, which results in material economic harm to the Company or its affiliates or (B) that results in material reputational harm causing demonstrable injury to the Company or its affiliates; (ii) Mr. Larsson's willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness); (iii) Mr. Larsson's conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation) or a crime of moral turpitude; (iv) Mr. Larsson's having willfully divulged, furnished, or made accessible any confidential information (as defined in the Larsson Agreement); (v) any act or failure to act by Mr. Larsson that, under the provisions of applicable law, disqualifies him from acting in his position; or (vi) any material breach of the Larsson Agreement, the Company's Code of Business Conduct and Ethics or any other material Company policy. "Good reason" is generally defined in the Larsson Agreement as: (i) the assignment to Mr. Larsson of any duties inconsistent in any material respect with Mr. Larsson's position, or any other action by the Company that results in a material diminution in such position; (ii) a reduction of his base salary; (iii) the taking of any action by the Company that substantially diminishes (A) the aggregate value of Mr. Larsson's total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him relative to all other similarly situated senior executives; (iv) a person other than Mr. Larsson is named as the successor Chief Executive Officer to Emanuel Chirico, the Company's current Chief Executive Officer; (v) requiring that Mr. Larsson's services be rendered primarily at a location or locations more than 35 miles from New York, New York, except for travel to attend to the Company's business; or (vi) the failure of the Company to require any successor to the Company to assume expressly and agree to perform the Larsson Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
In the event of a termination of employment without cause or for good reason (other than during the two-year period after a "change in control" (as defined in the Larsson Agreement)), Mr. Larsson will be entitled, subject to executing a release of claims in the Company's favor, to an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if "target" level performance were achieved under the Company's annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in accordance with the Company's payroll schedule in 48 semi-monthly substantially equal installments. The Larsson Agreement provides that during the two-year period following Mr. Larsson's termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages will be continued for Mr. Larsson (and his family, to the extent participating prior to termination of employment), subject to Mr. Larsson executing a release of claims in the Company's favor and subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Larsson will be required to pay the active employee rate, if any, for such coverage.
In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Larsson will receive, in respect of the PSUs granted to him on June 3, 2019, the number of shares of the Company's common stock, if any, that would otherwise have been delivered to him in settlement of the PSUs based on actual performance for the applicable performance period, prorated to the portion of the applicable performance period actually worked by him, and any such PSUs that vest will be settled in accordance with the underlying award agreement, provided that if Mr. Larsson's date of termination occurs prior to the last day of the first fiscal year of the applicable performance period, no shares will be delivered to Mr. Larsson and the applicable PSU award will be forfeited. In addition, Mr. Larsson's stock options granted on June 3, 2019 will become fully vested as of his date of termination and will remain exercisable until the earlier to occur of the original expiration date of the stock option and the date three months following his date of termination, and all of the RSUs granted to him on that date will become fully vested as of his date of termination and will be settled in accordance with the underlying award agreement. Notwithstanding the foregoing, if Mr. Larsson is named the successor Chief Executive Officer to Mr. Chirico, then, from and after the date on which he is named the successor Chief Executive Officer, the provisions of the preceding two sentences will not apply and Mr. Larsson's equity awards granted on June 3, 2019 will be treated in the same manner upon his termination of employment as the standard awards of the same type granted in the same year to the other executive officers of the Company.
Mr. Larsson also will be entitled, subject to executing a release of claims in the Company's favor, to severance upon the termination of his employment by the Company without cause or by him for good reason within two years after a change in control. In either such case, he will receive an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if "target" level performance were achieved under the Company's annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum, if the change in control constitutes a "change in the ownership" or a "change in the effective control" of the Company or a "change in the ownership of a substantial portion of a corporation's assets" (each within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")). The amount will be paid in 48 substantially equal payments, if the change in control does not constitute a "change in the ownership" or a "change in the effective control" of the Company or a "change in the ownership of a substantial portion of a corporation's assets" under Section 409A of the Code. The Larsson Agreement provides that during the two-year period following Mr. Larsson's termination of employment without cause or for good reason within two years after a change in control, medical, dental, life and disability insurance coverages will be continued for Mr. Larsson (and his family, to the extent participating prior to termination of employment), subject to Mr. Larsson executing a release of claims in the Company's favor and subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Larsson will be required to pay the active employee rate, if any, for such coverage.
In the event of a termination of employment without cause or for good reason within two years after a change in control, with respect to each of Mr. Larsson's PSU awards granted on June 3, 2019, the performance goals applicable to the PSU award will be deemed satisfied (i) based on the level of performance achieved as of the date of the change in control, if determinable, or (ii) at the target level, if not determinable, provided that if less than 50% of the applicable performance period has elapsed as of the date of the change in control, then the performance goals applicable to the PSU award will be deemed satisfied at the target level, and such award will become fully vested as of Mr. Larsson's date of termination and will be settled in accordance with the underlying award agreement. In addition, all of Mr. Larsson's stock options granted on June 3, 2019 will become fully vested as of his date of termination and will remain exercisable until the earlier to occur of the original expiration date of the stock option and the date three months following his date of termination, and all of Mr. Larsson's RSUs granted on that date will become fully vested as of his date of termination and will be settled in accordance with the underlying award agreement. If Mr. Larsson is named the successor Chief Executive Officer to Mr. Chirico, then, from and after the date on which he is named the successor Chief Executive Officer, the provisions of the preceding two sentences will not apply and Mr. Larsson's equity awards granted on June 3, 2019 will be treated in the same manner upon his termination of employment as the standard awards of the same type granted in the same year to the other executive officers of the Company.
The Larsson Agreement provides that if Mr. Larsson's receipt of the severance described above would subject him to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give Mr. Larsson a better after-tax result than if he had received the full severance amount.
The Larsson Agreement also includes certain restrictive covenants in favor of the Company. The covenants include prohibitions during and following employment against Mr. Larsson's use of confidential information, soliciting Company employees for employment by himself or anyone else, interfering with the Company's business relationships, and competing against the Company by accepting employment or being otherwise affiliated with a direct competitor of the Company's primary businesses or products as of the date of termination.
Emanuel Chirico
The Company entered into an amended and restated employment agreement with Emanuel Chirico, the Company's Chairman and Chief Executive Officer, in connection with the hiring of Mr. Larsson. The Third Amended and Restated Employment Agreement between Mr. Chirico and the Company (the "Chirico Agreement") will supersede the Second Amended and Restated Employment Agreement, dated as of December 23, 2008, between Mr. Chirico and the Company, which was amended as of January 29, 2010, May 27, 2010 and January 28, 2011 (the "Superseded Agreement"). The Chirico Agreement is on substantially the same terms as the Superseded Agreement, except that it provides for a fixed term, allows for Mr. Chirico's transition to Executive Chairman under certain circumstances that would not result in a severance event, and contains certain other changes described, in part, below. More specifically, the material terms of the Chirico Agreement are as described below.
The following is a description of the terms and conditions of the Chirico Agreement.
Mr. Chirico will serve as the Chairman and Chief Executive Officer of the Company, with such duties and responsibilities as will from time to time be assigned to him by the Board and as are consistent and commensurate with his title and position.
The Chirico Agreement has an approximately five-year term commencing on June 3, 2019 and ending on the date of the Company's 2024 annual meeting of stockholders (the "End Date"). The Chirico Agreement reflects the expectation of Mr. Chirico and the Company that if the Board desires to appoint a successor Chief Executive Officer to Mr. Chirico prior to the End Date, the Board also will appoint Mr. Chirico to serve as the Executive Chairman of the Board, subject to (i) the timing of such appointments being mutually agreed to by the Board and Mr. Chirico and (ii) the terms of Mr. Chirico's employment as Executive Chairman being negotiated in good faith and mutually agreed to by the Board and Mr. Chirico at such time. During Mr. Chirico's employment with the Company, the Company will cause Mr. Chirico to be nominated for reelection to the Board at the expiration of each Board term.
Mr. Chirico's initial base salary is $1,500,000 per annum and is subject to annual review and upward adjustment in the discretion of the Board. Mr. Chirico also is eligible to participate in the Company's bonus and stock plans and other incentive compensation programs, as well as all employee benefit and insurance plans sponsored or maintained by the Company for similarly situated executives of the Company. In addition, Mr. Chirico is entitled to reimbursement of reasonable expenses incurred or paid by Mr. Chirico in the performance of his duties. Mr. Chirico also is entitled to reimbursement of his professional fees incurred to negotiate and prepare the Chirico Agreement in an amount not to exceed $25,000.
The Chirico Agreement provides that if, prior to the End Date, Mr. Chirico transitions to the role of Executive Chairman, then his annual bonus in respect of the fiscal year during which such transition occurs will be based on actual performance and subject to the same performance criteria and threshold, target and maximum payout levels (expressed as a percentage of base salary) that would have applied for such fiscal year had he not transitioned to the role of Executive Chairman, and will be calculated based on the sum of (i) Mr. Chirico's base salary as Chief Executive Officer then in effect, pro rated for the number of days during such fiscal year that he served as the Chief Executive Officer, plus (ii) Mr. Chirico's annual rate of base salary as Executive Chairman, pro rated for the number of days during such fiscal year that he served as the Executive Chairman. The Chirico Agreement also provides that if Mr. Chirico's employment with the Company, whether as Chief Executive Officer or Executive Chairman, terminates for any reason other than his death or for cause, such termination will be treated as a "retirement" (as defined in the Stock Incentive Plan) for purposes of his then-outstanding equity incentive awards granted under the Stock Incentive Plan (except to the extent any award, other than a regular, annual equity award, is made on terms that expressly exempt it from vesting upon retirement). Mr. Chirico will not be granted any equity incentive awards during calendar year 2024 unless the Board determines otherwise.
The Chirico Agreement sets forth Mr. Chirico's rights to severance upon termination of employment. Mr. Chirico is entitled to severance only if his employment is terminated by the Company without "cause" or if he terminates his employment for "good reason." "Cause" is defined in the Chirico Agreement as: (i) gross negligence or willful misconduct (A) in Mr. Chirico's performance of the material responsibilities of his position, which results in material economic harm to the Company or its affiliates or (B) that results in material reputational harm causing demonstrable injury to the Company or its affiliates; (ii) Mr. Chirico's willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness); (iii) Mr. Chirico's conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation) or a crime of moral turpitude; (iv) Mr. Chirico's having willfully divulged, furnished, or made accessible any confidential information (as defined in the Chirico Agreement); (v) any act or failure to act by Mr. Chirico that, under the provisions of applicable law, disqualifies him from acting in his position; or (vi) any material breach of the Chirico Agreement, the Company's Code of Business Conduct and Ethics or any other material Company policy. Clauses (i), (iii) and (vi) differ from the definition of "cause" in the Superseded Agreement and are more favorable to the Company.
"Good reason" is defined in the Chirico Agreement as: (i) the assignment to Mr. Chirico of any duties inconsistent in any material respect with Mr. Chirico's position, or any other action by the Company that results in a material diminution in such position; (ii) a reduction of his base salary; (iii) the taking of any action by the Company that substantially diminishes (A) the aggregate value of Mr. Chirico's total compensation opportunity, and/or (B) the aggregate value of the employee benefits provided to him; (iv) requiring that Mr. Chirico's services be rendered primarily at a location or locations more than 35 miles from the location set forth in the Chirico Agreement, except for traveling to attend to the Company's business; (v) solely after a change in control of the Company, a change in the Chairman of the Board such that Mr. Chirico is not serving as the executive or non-executive Chairman at any time during the one-year period following such change in control (other than as a result of Mr. Chirico's cessation of service due to death or disability); or (vi) the failure of the Company to require any successor to the Company to assume expressly and agree to perform the Chirico Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The definition of "good reason" in the Chirico Agreement is substantially the same as in the Superseded Agreement. The only change in the Chirico Agreement is that Mr. Chirico's appointment to serve as the Executive Chairman of the Board in connection with the appointment of a successor Chief Executive Officer to Mr. Chirico prior to the End Date is allowed and will not trigger a right to terminate his employment for good reason if (i) the timing of such appointment is mutually agreed to by the Board and Mr. Chirico and (ii) the terms of Mr. Chirico's employment as Executive Chairman are negotiated in good faith and mutually agreed to by the Board and Mr. Chirico. The ability to transition Mr. Chirico to the role of Executive Chairman subject to the conditions described in the preceding sentence is consistent with the terms of the Superseded Agreement.
Mr. Chirico's rights and obligations in the event of a termination of employment without cause or for good reason (whether during the two-year period after a "change in control" (as defined in the Chirico Agreement) or not) are not changed under the Chirico Agreement. In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Chirico is entitled, subject to executing a release of claims in the Company's favor, to an aggregate amount equal to two times the sum of his base salary plus an amount equal to the bonus that would be payable if "target" level performance were achieved under the Company's annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in accordance with the Company's payroll schedule in 48 semi-monthly substantially equal installments. The Chirico Agreement provides that during the two-year period following Mr. Chirico's termination of employment without cause or for good reason (other than during the two-year period after a change in control), medical, dental, life and disability insurance coverages are continued for Mr. Chirico (and his family, to the extent participating prior to termination of employment), subject to Mr. Chirico executing a release of claims in the Company's favor and subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Chirico is required to pay the active employee rate, if any, for such coverage.
Mr. Chirico also is entitled, subject to executing a release of claims in the Company's favor, to severance upon the termination of his employment by the Company without cause or by him for good reason within two years after a change in control. In either such case, he will receive an aggregate amount equal to three times the sum of his base salary plus an amount equal to the bonus that would be payable if "target" level performance were achieved under the Company's annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum, if the change in control constitutes a "change in the ownership" or a "change in the effective control" of the Company or a "change in the ownership of a substantial portion of a corporation's assets" (each within the meaning of Section 409A of the Code). The amount will be paid in 72 semi-monthly substantially equal payments, if the change in control does not constitute a "change in the ownership" or a "change in the effective control" of the Company or a "change in the ownership of a substantial portion of a corporation's assets" under Section 409A of the Code. The Chirico Agreement provides that during the three-year period following Mr. Chirico's termination of employment without cause or for good reason within two years after a change in control, medical, dental, life and disability insurance coverages are continued for Mr. Chirico (and his family, to the extent participating prior to termination of employment), subject to Mr. Chirico executing a release of claims in the Company's favor and subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Chirico is required to pay the active employee rate, if any, for such coverage.
The Chirico Agreement, as with the Superseded Agreement, provides that if Mr. Chirico's receipt of the foregoing severance would subject him to the excise tax on excess parachute payments under Section 4999 of the Code, his severance would be reduced by the amount required to avoid the excise tax if such a reduction would give Mr. Chirico a better after-tax result than if he had received the full severance amount.
The Chirico Agreement includes the same restrictive covenants in favor of the Company as the Superseded Agreement, including prohibitions during and following employment against Mr. Chirico's use of confidential information, soliciting Company employees for employment by himself or anyone else, interfering with the Company's business relationships, and competing against the Company by accepting employment or being otherwise affiliated with a direct competitor of the Company's primary businesses or products as of the date of termination. However, under the Chirico Agreement, his restriction on competing against the Company by accepting employment or being otherwise affiliated with a direct competitor of the Company's primary businesses or products as of the date of termination is extended to 18 months from 12 and all restrictive covenants now apply upon all termination events; the Superseded Agreement had certain exceptions to certain restrictive covenants.
This summary of the Larsson Agreement and the Chirico Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Larsson Agreement and the Chirico Agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.
Item 8.01. Other Events.
On May 21, 2019, the Company issued a press release announcing that Mr. Larsson has been appointed to the newly created role of President, PVH Corp., effective June 3, 2019, and that Mr. Chirico has signed a new five-year employment agreement with the Company.
The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits.
(d) Exhibits.
Exhibit No.   Description of Exhibit
10.1	Employment Agreement, effective as of June 3, 2019, between PVH Corp. and Stefan Larsson.
10.2	Third Amended and Restated Employment Agreement, dated May 20, 2019, between PVH Corp. and Emanuel Chirico.
99.1	Press release issued by PVH Corp. on May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: May 22, 2019